EXHIBIT 99.1

PRESS RELEASE DATED FEBRUARY 8, 2007

☐NEWS☐

FOR RELEASE: February 8, 2007

PetroHunter Energy Corporation Announces Change in Management

Denver, Colo. – February 8, 2007 – PetroHunter Energy Corporation (OTC BB: PHUN) (“PetroHunter”) announced that Kelly Nelson resigned his positions as Chairman and CEO of PetroHunter Energy Corporation, and that the Company has named Dr. Thomas Ahlbrandt to be the new Chairman and Chief Executive Officer of the Company. The Company also appointed Charles Crowell and Matt Silverman as independent directors. Mr. Nelson will remain Chairman and CEO of PaleoTechnology International, PetroHunter's biotechnology subsidiary based in Salt Lake City. All of these changes became effective February 7, 2007.

Dr. Thomas Ahlbrandt

A world-renowned geologist, Dr. Ahlbrandt has been with the Company since June, 2006, as Vice President of Exploration, and has been in the oil and gas business for 41 years, most recently as Project Chief for World Energy Project of the U.S. Geological Survey, where he formed the World Energy Consortium of 38 organizations, and held various other leadership and management positions. Dr. Ahlbrandt has also held numerous management and research positions in private industry, including 22 years as an owner and partner in geological consulting companies, and as an employee of Amoco, Exxon, and Amerada Hess.

Outgoing Chairman, Kelly Nelson stated, "It's been my sincere pleasure to be a part of the creation and early stage development of PetroHunter Energy Corporation. The company has assembled a capable and experienced management team, and has put in place the operational infrastructure to successfully manage an expansive and diverse group of energy prospects.

I have great respect for Dr. Tom Ahlbrandt and his global experience as a geologist. I believe under his leadership as Chairman and CEO the shareholders will be well served."

Dr. Ahlbrandt's accomplishments include 28 industry honors and awards, author or co-author of 150 published reports, author or co-author of 85 technical Abstracts, and presentations, papers, and reviews at approximately 200 conferences, symposia and seminars.

In accepting the roles of Chairman and CEO of PetroHunter, Dr. Ahlbrandt stated, "I'm extremely excited about this opportunity, and about the company's position and properties, as we work toward achieving our tremendous potential. With our focus on unconventional reserves on a global scale, and the assets we are already developing and exploring in the Piceance Basin, Australia and other areas, PetroHunter now enters a new era. In the Piceance Basin, for example, the company has drilled or participated in 31 consecutive successful wells, and we hold the fourth largest acreage position of all companies there. In the Beetaloo Basin in Australia, we are in the final stages of selecting drilling locations, and we're negotiating with drilling companies for two rigs to begin drilling this summer."

Charles Crowell

Mr. Crowell has been a practicing attorney, and an officer and consultant to oil and gas companies for 38 years, including as a senior member of Crowell & Bishop, PLLC in Dallas, Texas; Manager and Principal of Enigma Energy Company, LLC, Dallas; and Executive Vice President, Administration, Senior Vice President and General Counsel, and Vice President and General Counsel at Triton Energy Corporation. Mr. Crowell has also served and continues to serve as a director in public companies, including Providence Resources, Inc., Vancouver, British Columbia (2006-present); Gasco Energy, Inc., Denver, Colorado (2002-present) and Vice Chairman of the Board (2003-present); Comanche Energy, Inc., Tulsa, Oklahoma (1999-2000); Arakis Energy Corporation, Calgary, Alberta, Canada (1997-1998); Aero Services International, Inc., Newtown, Pennsylvania (1989-1993) (Chairman of the Board - 8/90 - 12/92); Triton Europe, plc., The Hague, The Netherlands (1989-1993).

Chairman and CEO of PetroHunter, Dr. Tom Ahlbrandt, commented, "We welcome Mr. Crowell to the board and look forward to his contributions to help guide the company and benefit from his decades of experience in management positions and as a lawyer in the industry."

Matthew R. Silverman

Mr. Silverman has almost 30 years experience in petroleum exploration and production, and has been instrumental in finding and developing oil and gas reserves in Europe, Asia and the western United States. Since 2001, Mr. Silverman has been responsible for Exploration New Ventures and Special Projects with Robert L. Bayless, Producer LLC ("Bayless"), an oil and gas company that is active in the Central and Southern Rocky Mountains regions. This has included exploration for conventional oil and natural gas, tight gas, a new resource play and coalbed methane development in several basins. Mr. Silverman now serves as Bayless's Exploration Manager and directs the company's geology and land departments in its Denver, Colorado and Farmington, New Mexico offices.

As Exploration Manager of Bayless's affiliate, Sweetpea Petroleum, he also directed the company's efforts to explore for oil and gas in the Beetaloo Basin, Northern Territory, Australia, the 7-million acre project that PetroHunter now owns and operates. In addition to his position on the PetroHunter board, he will continue as an employee of Bayless, and serve as a consultant to PetroHunter on the Beetaloo project.

From 1989-2000, Mr. Silverman was employed by Gustavson Associates, Inc., an international oil and gas consulting group, principally as Vice President, International. He was responsible for technical evaluation and capital formation for exploration and production opportunities around the world. His work included appraising oil and gas assets (producing and exploratory), preparing on-site oil and gas field feasibility studies, and business development. From 1976-1989, he also held positions with TOTAL Minatome and its predecessors, CSX Oil & Gas and Texas Gas Exploration, and Evans Energy. Mr. Silverman is an active member of several industry associations.

About PetroHunter Energy Corporation

PetroHunter Energy Corporation, through the operations of its wholly-owned subsidiary, PetroHunter Operating Company, is a global oil and gas exploration and production company with primary assets consisting of an undivided 100% working interest in various oil and gas leases and related interests in oil and natural gas prospects, including approximately 220,000 net mineral acres in Colorado, Utah and Montana, and 7,000,000 net mineral acres in Australia.

MAB Resources LLC is the largest shareholder in PetroHunter. Marc A. Bruner is the controlling owner of MAB Resources LLC.

PetroHunter Energy Corporation shares trade in the United States on the Over-the-Counter Bulletin Board (OTC BB: PHUN).

Contacts:

PetroHunter Energy Corporation

Corporate Address

1875 Lawrence Street, Suite 1400

Denver Colorado 80202 USA

Phone (303) 572-8900, Fax (303) 572-8927

Dr. Thomas Ahlbrandt	Chairman and CEO
(303) 572-8900
Garry D. Lavold	President and COO

(303) 572-8900

Michael K. Lam	Corporate Development North America

(416) 303-8810

Alexander Hubbard-Ford	Corporate Development Europe

+44 (0) 79 8448 1541

Brad Long	Investor Relations

(866) 795-3436

(360) 332-4013

Investor Relations Contacts

United States	CTA Integrated Communications
Bevo Beaven	Vice President/General Manager

(303) 665-4200

United Kingdom	4C Burvale
Carina Corbett, John Carrick Smith	+44 (0) 20 7559 6710

Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and other factors over which PetroHunter Energy Corporation, or any of its subsidiaries, has little or no control.

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